Exhibit 23.1

Consent of INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Intellicheck Mobilisa, Inc. (the “Company”) on Form S-8 to be filed on or about May 11, 2016 of our report dated March 25, 2016, on our audits of the consolidated financial statements as of December 31, 2015 and 2014 and for each of the years then ended, which report was included in the Annual Report on Form 10-K filed March 25, 2016.

/s/ EisnerAmper LLP

Iselin, New Jersey

May 11, 2016